EXHIBIT 7.1

                     JOINT FILING AGREEMENT

     The undersigned hereby agree that the Amendment No. 21 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:    November 15, 2000

                                   Revision LLC, a Delaware limited
                                   liability company


                                   By: /s/ Walt Anderson
                                      -------------------------------------
                                        Walt Anderson, Manager


                                   Walt Anderson, Individually



                                    /s/ Walt Anderson
                                   ---------------------------------------
                                   Walt Anderson